CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Wellentech Services Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2 of Wellentech Services, Inc. of our report dated February 22, 2006 relating to the financial statements of Wellentech for the period from November 7, 2005 (Inception) through December 31, 2005, and to the reference to us under the heading “Experts” in the form SB-2.

  SF Partnership, LLP

Toronto, Canada                  CHARTERED ACCOUNTANTS
January 25, 2007